UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Under Section 240.14a-12

DropCar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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4) Proposed maximum aggregate value of transaction:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

DropCar, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

On December 19, 2019, DropCar, Inc., a Delaware corporation (“DropCar”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DropCar (“Merger Sub”), and Ayro, Inc., a Delaware corporation (“AYRO”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into AYRO, with AYRO continuing as a wholly owned subsidiary of DropCar and the surviving corporation of the merger (the “Merger”). In connection with the Merger, DropCar filed a joint proxy and consent solicitation statement/prospectus on Form S-4 (File No. 333-236461) (the “Form S-4”), which was declared effective by the Securities and Exchange Commission on April 24, 2020.

The Form S-4 includes a proposal to approve an amendment to the amended and restated certificate of incorporation of DropCar to effect a reverse stock split with a ratio between 1-for-10 and 1-for-30 with respect to the issued and outstanding common stock of the combined company immediately following the Merger (the “Reverse Stock Split Proposal”). The ratio set forth in the Reverse Stock Split Proposal was based on the price of DropCar’s common stock at the time of the filing of the Form S-4 and reflected DropCar’s intent for the reverse stock split to increase the stock price of the combined company to at least $5.00 per share, as disclosed in the Form S-4.

On May 22, 2020, the closing price of DropCar’s common stock was $1.19 per share. Based on this closing price, the implementation of a reverse stock split within the range set forth in the Reverse Stock Split Proposal would have the effect of increasing the stock price of the combined company to above the $5.00 per share stock price contemplated in the Form S-4. Therefore, assuming the approval of the Reverse Stock Split Proposal by the stockholders of DropCar, DropCar intends to effect a 1-for-10 reverse stock split, the smallest permissible ratio pursuant to the Reverse Stock Split Proposal. Immediately following the reverse stock split, the combined company intends to issue a stock dividend of one share of common stock for each outstanding share of common stock of the combined company. However, if market conditions change prior to the anticipated closing of the Merger, the exact dividend ratio may change to give effect to such change in conditions. DropCar and Ayro intend for the collective effect of the reverse stock split and the stock dividend to result in a net effective reverse stock split of the outstanding shares of the combined company to achieve the approximate $5.00 per share stock price as contemplated in the Form S-4.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of AYRO, DropCar nor their affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the geographic, social and economic impact of COVID-19 on AYRO’s ability to conduct its business and raise capital in the future when needed; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the market for AYRO’s products is developing and may not develop as expected; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. Risks and uncertainties related to the Merger that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, without limitation, risks relating to the completion of the Merger, including the need for stockholder approval and the satisfaction of closing conditions; the anticipated financing to be completed prior to or concurrently with the closing of the Merger; the cash balances of the combined company following the closing of the Merger and the financing; the ability of DropCar to remain listed on the Nasdaq Capital Market; and expected restructuring-related cash outlays, including the timing and amount of those outlays.

Additional Information

In connection with the proposed transaction, DropCar has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of DropCar and consent solicitation statement of AYRO that also constitutes a prospectus of DropCar. The registration statement was declared effective by the SEC on April 24, 2020. DropCar and AYRO commenced mailing the joint proxy statement of DropCar and consent solicitation statement of AYRO and prospectus to stockholders of DropCar and AYRO on or about April 27, 2020. DropCar and AYRO also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY AND CONSENT STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy and consent solicitation statement/prospectus and other relevant documents filed by DropCar and AYRO with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by DropCar with the SEC are available free of charge on DropCar’s website at www.drop.car or by contacting DropCar Investor Relations at (212) 918-8158.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

DropCar and its directors and executive officers and AYRO and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction has been included in the definitive joint proxy and consent statement/prospectus referred to above. Additional information regarding the directors and executive officers of DropCar is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2020, as amended on April 10, 2020. Investors should read the definitive joint proxy and consent solicitation statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from DropCar or AYRO using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: May 26, 2020	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chairman of the Board of Directors